Exhibit 99.1

[BIOENVISION LOGO]



Company Contact:                            Investor Relations Contact:
Bioenvision, Inc.                           The PR Consulting Group, Inc.
David P. Luci                               Stephanie Olijnyk
(212) 750-6700                              (212) 683-8100 x226
davidluci@bioenvision.com                   solijnyk@prcg.com
www.bioenvision.com


            BIOENVISION REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

NEW YORK, N.Y., February 14, 2006 - This release has been amended from the one issued this morning in order to include a reconciliation table and note which explain the use of a non-GAAP financial measure in this release. Bioenvision (NASDAQ NM: BIVN) today announced financial results for the second quarter ended December 31, 2005. Highlights of the quarter include:

     o Patient enrollment completed in a Phase II regulatory trial of clofarabine for treatment of elderly patients with adult AML who are deemed unfit for intensive chemotherapy;
     o EMeA provided a final list of outstanding issues regarding pending marketing authorization application for approval of clofarabine in pediatric patients with ALL;
     o Bioenvision provided written responses to the final list of outstanding issues presented by the EMeA;
     o Revenues decreased 7.2% from $1,176,000 for the three months ended December 31, 2004 to $1,091,000 for the three months ended December 31, 2005; and
     o Revenues do not include $685,000 in amounts invoiced to Genzyme Corporation for the three months ended December 31, 2005, but not yet paid under the Co-Development Agreement.

 "We continue to make progress developing our product portfolio including clofarabine, which is at market in the U.S. and under review for marketing authorization in Europe, and Virostat, which may well play significantly in terms of value drivers for the company in the future," commented Christopher B. Wood, M.D., chairman and chief executive officer of Bioenvision. "We have submitted a Marketing Authorization Application, the European equivalent of a U.S. New Drug Application, with the European Medicines Evaluation Agency (EMeA) for European approval of clofarabine in relapsed or refractory pediatric acute leukemia."

Dr. Wood continued, "We hope to continue the clofarabine development process with a filing for approval with the EMeA in mid-2006 in elderly patients with AML who are unfit for intensive chemotherapy. In addition to these approved cancer therapeutics, the Company has completed enrollment of a Phase II clinical trial with Virostat for the treatment of Hepatitis C."

For the three months ended December 31, 2005 and 2004, Bioenvision recorded revenues of $1,091,000 and $1,176,000, respectively. This decrease of 7.2% is due to a decrease in R&D contract revenue of $359,000 and product sales of $41,000, offset by an increase in license and royalty revenue of $316,000. The decrease in R&D contract revenue is due to the company's exclusion of approximately $685,000 of amounts invoiced to Genzyme Corporation during the quarter but not recorded as revenues. R&D contract revenues during the quarter adjusted for such amounts invoiced for clofarabine R&D reimbursements increased 44.5% as compared with R&D contract revenues recorded for the three months ended December 31, 2004 (see reconciliation table and note below).

For the six months ended December 31, 2005 and 2004, Bioenvision recorded revenues of $1,762,000 and $2,261,000, respectively. This decrease of 22.1% is due to a decrease in R&D contract revenue of $1,016,000, offset by an increase in license and royalty revenue of $362,000 and product sales of $154,000. The decrease in R&D contract revenue is due to the Company's exclusion of approximately $1,371,000 of amounts invoiced to Genzyme Corporation during the six months but not recorded as revenues. R&D contract revenues for the six months adjusted for such amounts invoiced for clofarabine R&D reimbursements increased 24.3% as compared with R&D contract revenues recorded for the six months ended December 31, 2004 (see reconciliation table and note below).

SG&A expenses for the three months ended December 31, 2005 and 2004 were approximately $2,582,000 and $3,054,000, respectively. This decrease of 15.5% is due to a decrease in consulting expense relating to the vesting of warrants during the three months ended December 31, 2004. This was offset by an increase in costs associated with sales and marketing costs due to the expansion of regulatory and investor relations initiatives and an increase in head count in both the New York and Edinburgh offices.

SG&A expenses for the six months ended December 31, 2005 and 2004 were approximately $5,470,000 and $4,811,000, respectively. This increase of 13.7% is due both to an increase in costs associated with sales and marketing due to the expansion of regulatory and investor relations activities and an increase in head count in both the New York and Edinburgh offices, partially offset by a decrease in consulting expense relating to the vesting of warrants during the six months ended December 31, 2004.

Research and development costs for the three months ended December 31, 2005 and 2004 were $2,011,000, compared with $1,689,000, respectively. This increase of 19.1% is due to costs primarily associated with the increased development activities and ongoing clinical trials for clofarabine for pediatric leukemia in Europe, adult AML (Acute Myeloid Leukemia) and Virostat for ongoing, multi-center investigator sponsored Phase II clinical trials being conducted in Egypt and Southern Europe.

Research and development costs for the six months ended December 31, 2005 and 2004 were $4,442,000 and $3,828,000, respectively. This increase of 16.0% is due to costs primarily associated with the increased clofarabine development activities and ongoing clinical trials for pediatric acute leukemia and adult acute myeloid leukemia in Europe.

Net loss available to shareholders was $3,879,000, or $0.10 per share for the three months ended December 31, 2005, compared with net loss available to shareholders of $4,115,000, or $0.14 per share for the three months ended December 31, 2004.

Net loss available to shareholders was $8,769,000, or $0.22 per share for the six months ended December 31, 2005, compared with net loss available to shareholders of $7,336,000, or $0.25 per share for the six months ended December 31, 2004.

Bioenvision had cash and cash equivalents and short-term investments at December 31, 2005 of $54.0 compared with $64.1 million at June 30, 2005. The decrease in the cash position is due to the cash burn associated with clinical trials for clofarabine and Virostat as well as general administrative costs.

Reconciliation of Non-U.S. GAAP Financial Measure
Adjusted total revenue defined as total revenue plus amounts invoiced for Genzyme clofarabine reimbursements

                                             Three               Six
                                             months             months
                                             ended              ended
                                                  December 31, 2005

Total revenue, as reported                  $ 1,091,307       $ 1,761,525

Amounts invoiced for Genzyme
clofarabine reimbursements                      684,534         1,371,019
                                                -------         ---------

Adjusted revenue                            $ 1,775,841       $ 3,132,544

NOTE: Adjusted revenue, defined as total revenue plus amounts invoiced for Genzyme clofarabine reimbursements, is a non-U.S. GAAP measure used by management in evaluating the performance of the company's overall business. The company believes that this performance measure contributes to a more complete understanding by investors of the overall results of the company because the amounts invoiced for Genzyme clofarabine reimbursements were included in the results of operations for the three and six months ended December 31, 2004.

Adjusted R&D contract revenue defined as R&D contract revenue plus amounts invoiced for Genzyme clofarabine reimbursements

                                             Three               Six
                                             months             months
                                             ended              ended
                                                  December 31, 2005

R&D contract revenue, as reported             $ 373,408         $ 448,500

Amounts invoiced for Genzyme
clofarabine reimbursements                      684,534         1,371,019
                                                -------         ---------

Adjusted R&D contract revenue               $ 1,057,942       $ 1,819,519

NOTE: Adjusted R&D contract revenue, defined as R&D contract revenue plus amounts invoiced for Genzyme clofarabine reimbursements, is a non-U.S. GAAP measure used by management in evaluating the performance of the company's overall business. The company believes that this performance measure contributes to a more complete understanding by investors of the overall results of the company because the amounts invoiced for Genzyme clofarabine reimbursements were included in the results of operations for the three and six months ended December 31, 2004.

Conference Call

Bioenvision management will host a conference call to discuss these results today at 11:00 a.m. EST. To participate in the live call by telephone, please dial 877-825-5811 from the U.S. and Canada or 973-582-2767 from outside the U.S. A telephone replay of the call will be available beginning at 1:00 p.m. EST February 14th until 11:59 p.m. EST February 28th by dialing 877-519-4471 or 973-341-3080 and entering reservation number 6940032.

Those interested in listening to the conference call live via the Internet may do so by visiting Bioenvision's web site at www.bioenvision.com. To listen to the live call, please go to the web site 15 minutes prior to its start to register, download, and install the necessary audio software. A replay will be available on the web site for 14 days.

About Bioenvision

Bioenvision's primary focus is the acquisition, development and distribution of compounds and technologies for the treatment of cancer. Bioenvision has a broad pipeline of products for the treatment of cancer, including: Clofarabine (in co-development with Genzyme Corporation), Modrenal(R) (for which Bioenvision has obtained regulatory approval for marketing in the United Kingdom for the treatment of post-menopausal breast cancer following relapse to initial hormone therapy), and other products in clinical trials. Bioenvision is also developing anti-infective technologies, including the OLIGON technology; an advanced biomaterial that has been incorporated into various FDA approved medical devices. For more information on Bioenvision please visit our Web site at www.bioenvision.com.

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in Bioenvision's compounds under development in particular; the potential failure of Bioenvision's compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of Bioenvision's compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Bioenvision's business, structure or projections; the development of competing products; uncertainties related to Bioenvision's dependence on third parties and partners; and those risks described in Bioenvision's filings with the SEC. Further, no assurance can be given that the amounts invoiced to Genzyme not recorded as revenues will be paid to Bioenvision by Genzyme. Bioenvision disclaims any obligation to update these forward-looking statements.

                               (Tables to follow)

                       BIOENVISION, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (unaudited)



                                                                                     December 31,              June 30,
                                                                                         2005                    2005
                                                                                     ------------            ------------
                                   ASSETS
Current assets
    Cash and cash equivalents                                                        $  3,010,401            $ 31,407,533
    Restricted cash                                                                             -                 290,000
    Short-term securities                                                              51,010,728              32,746,948
    Accounts receivable, less allowances of $897,161 and $869,220, at
      December 31, 2005 and June 30, 2005, respectively                                 1,523,281               1,785,779
    Inventory                                                                             400,076                 277,908
    Other current assets                                                                  628,494                 342,628
                                                                                     ------------            ------------
        Total current assets                                                           56,572,980              66,850,796

    Property and equipment, net                                                           285,359                 279,778
    Intangible assets, net                                                              7,984,397               8,252,936
    Goodwill                                                                            1,540,162               1,540,162
    Security deposits                                                                     207,271                 209,665
    Deferred costs                                                                      3,541,213               3,656,798
                                                                                     ------------            ------------
        Total assets                                                                 $ 70,131,382            $ 80,790,135
                                                                                     ============            ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities
    Accounts payable                                                                 $    863,148            $  1,602,267
    Accrued expenses                                                                    3,139,778               4,581,444
    Accrued dividends payable                                                              57,329                  56,404
    Deferred revenue                                                                      498,607                 498,607
                                                                                     ------------            ------------

        Total current liabilities                                                       4,558,862               6,738,722

Deferred revenue                                                                        7,188,292               7,437,598
                                                                                     ------------            ------------

        Total liabilities                                                              11,747,154              14,176,320
Commitments and contingencies                                                                   -                       -
 Stockholders' equity
    Convertible preferred stock - $0.001 par value; 20,000,000 shares
    authorized;                                                                             2,250                   2,250
      2,250,000 shares issued and outstanding on each of December 31, 2005 and June 30, 2005 (liquidation preference $6,750,000)
    Common stock - par value $0.001; 70,000,000 shares authorized;                         40,768                  40,559
      40,767,743 and 40,558,948 shares issued and outstanding at December
      31, 2005 and June 30, 2005, respectively
    Additional paid-in capital                                                        129,779,181             128,946,717
    Deferred compensation                                                                       -                (145,646)
    Accumulated deficit                                                               (71,099,596)            (62,331,005)
    Shareholder receivable                                                               (340,606)                      -
    Accumulated other comprehensive income                                                  2,231                 100,940
                                                                                     ------------            ------------


         Stockholders' equity                                                          58,384,228              66,613,815
                                                                                     ------------            ------------

         Total liabilities and stockholders' equity                                  $ 70,131,382            $ 80,790,135
                                                                                     ============            ============

                       BIOENVISION, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)



                                                                           Three months ended                  Six months ended
                                                                              December 31,                       December 31,
                                                                          2005             2004              2005            2004
                                                                                        (Restated                         (Restated
                                                                                        - Note I)                         - Note I)
Revenue
    Licensing and royalty revenue                                     $   543,919       $   228,400    $   944,049     $    581,657
    Product sales                                                         173,980           215,131        368,976          215,131
    Research and development contract revenue                             373,408           732,392        448,500        1,464,463
                                                                      -----------       -----------    -----------     ------------

Total revenue                                                           1,091,307         1,175,923      1,761,525        2,261,251

Costs and expenses
    Cost of products sold, including royalty expense of $331,000          438,018           152,359        766,309          152,359
    and $22,000 for the three months ended December 31, 2005 and
    2004, respectively and $532,000 and $22,000 for the six months ended December 31, 2005 and 2004, respectively.

    Research and development                                            2,011,263         1,688,747      4,442,181        3,827,644

    Selling, general and administrative                                 2,582,191         3,054,239      5,469,653        4,810,952

    Depreciation and amortization                                         256,872           341,987        481,155          681,693
                                                                      -----------       -----------    -----------     ------------

Total costs and expenses                                                5,288,344         5,237,332     11,159,298        9,472,648
                                                                      -----------       -----------    -----------     ------------

Loss from operations                                                   (4,197,037)       (4,061,409)    (9,397,773)      (7,211,397)

Interest and finance charges                                                    -                 -        (66,761)               -
Interest income                                                           403,175            56,578        866,080          112,014
                                                                      -----------       -----------    -----------     ------------

Net loss                                                               (3,793,862)       (4,004,831)    (8,598,454)      (7,099,383)

Cumulative preferred stock dividend                                       (85,069)         (110,375)      (170,137)        (236,716)
                                                                      ------------      ------------   ------------    -------------

Net loss available to common stockholders                             $(3,878,931)      $(4,115,206)   $(8,768,591)    $ (7,336,099)
                                                                      ============      ============   ============    ============


Basic and diluted net loss per share of common stock                       $(0.10)           $(0.14)        $(0.22)          $(0.25)
                                                                      ============      ============   ============    ============


Weighted average shares used in computing                              40,762,508        29,728,769     40,761,636       29,122,609
    basic and diluted net loss per share                              ============      ============   ============    ============